Exhibit 10.1

SECURITY AGREEMENT

(Deposit Account(s))

Borrower Grantor

This Security Agreement (together with all amendments, supplements and other modifications, this “Agreement”) executed in Columbus, OH, as of this 15th day of October 2004, by PECO II, Inc. (together with its permitted successors and assigns, heirs and personal representatives, “Grantor”) whose mailing address is 1376 State Road 598, Galion, OH 44833-9355 to NATIONAL CITY BANK (“Bank”), having a banking office at 155 East Broad Street, Columbus, OH 43251, Attention: Commercial Loans Division, Locator No. 16-0061.

1. Grant of Interest. Grantor hereby grants to Bank a security interest in all of Grantor’s right, title and interest in the following property of Grantor wherever located and whether now existing or hereafter acquired or created (collectively, the “Collateral”):

☐	all Deposit Accounts with Bank [ Bank] in Grantor’s name (and including any changes in the numbering or designation of the foregoing) with all present and future renewals, replacements, substitutions, increases in value, rollovers, additions thereto, interest and earnings thereon, rights and accessions thereto, whether now existing or hereafter arising, (collectively, the “Deposit”) and all Proceeds of the foregoing.

OR

☒	a Deposit Account with Bank [National City Bank] in Grantor’s name which is identified as Account Number (and including any changes in the numbering or designation of the foregoing) with all present and future renewals, replacements, substitutions, increases in value, rollovers, additions thereto, interest and earnings thereon, rights and accessions thereto, whether now existing or hereafter arising, (the “Deposit”) and all Proceeds of the foregoing.

This Collateral secures the full and prompt payment to Bank of all obligations of Grantor to Bank, whether incurred directly or acquired by purchase, pledge, or otherwise and whether participated in whole or in part, including, without limitation, (i) every such obligation to Bank whether in a joint, several, or joint and several capacity, whether now owing or existing or later arising or created, owed absolutely or contingently, created by loan, overdraft, guaranty, or other contract, quasi-contract, tort, statute or otherwise, whether for principal, interest, fees, expenses or otherwise and (ii) any and all obligations of Grantor to Bank or to any affiliate of Bank, whether now owing or existing or later arising or created, owed absolutely or contingently, whether evidenced or acquired (including all renewals, extensions, and modifications thereof or substitutions), under any agreement, device or arrangement designed to protect Grantor from fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency exchange agreements, foreign currency exchange agreements, interest rate caps, collars or floors, forward rate currency or interest rate options, puts, warrants, swaps, swaptions, U.S. Treasury locks and U.S. Treasury options, (collectively the “Subject Debt”).

☐	[Withdrawals permitted above dollar limitation—National City accounts only] Anything herein to the contrary notwithstanding, the security interest in the Deposit granted to Bank by Grantor under this Agreement shall be limited to the sum of and /100 Dollars ($ ) (the “Minimum Amount”) plus all expenses, legal and otherwise (including court costs and reasonable attorney’s fees), paid or incurred by Bank in enforcing this Agreement. Subject to the covenants contained herein and any further restrictions contained in any deposit account control agreement or other agreement relating to Bank’s Control over the Deposit and in any deposit agreement or other documents governing the Deposit, unless and until an Event of Default occurs or Bank demands payment of any part of the Subject Debt, Grantor may withdraw funds from the Deposit so long as the total amount of the Deposit does not fall below the Minimum Amount.

☒	[No withdrawals] Grantor shall not have the right to withdraw any amount from the Deposit unless Grantor obtains Bank’s prior written consent.

2. Representations and Warranties. Grantor represents and warrants to Bank as follows:

(a) Existence. Grantor’s legal name is exactly as set forth in the first paragraph of this Agreement.

(b) Ownership. Grantor owns all of the presently existing Collateral, free and clear of any and all adverse claims, assignments, attachments, leases, mortgages, security interests or other liens of any kind or nature (“Encumbrances”) except those in favor of Bank and those consented to in writing by Bank (collectively, the “Permitted Encumbrances”). Each Encumbrance granted hereby, when duly and properly perfected, will be a first priority security interest in the Collateral, prior to all Encumbrances except for Permitted Encumbrances, and will secure the payment of the Subject Debt.

(c) Authority; No Consent. Grantor has all right, power and authority to enter into and deliver this Agreement and grant to Bank the Encumbrances on the Collateral. This Agreement is a valid obligation of Grantor, enforceable in accordance with its terms. No consent, authorization, approval or other action of any third party is required for the grant by Grantor of the Encumbrances hereunder.

3. Covenants.

(a) No Transfer or Encumbrance. Grantor agrees that it will not, without in each case obtaining Bank’s prior written consent, (i) liquidate, transfer or otherwise dispose of all or any part of the Collateral except as otherwise permitted herein, or (ii) grant any Encumbrances in or permit any Collateral to be or become subject to any Encumbrance except for Permitted Encumbrances. Grantor shall comply with all applicable laws, rules and regulations related to the Collateral. Grantor agrees to join Bank to take all steps necessary to preserve, protect and defend Bank’s security interest in the Collateral, at Grantor’s expense, as Bank may from time to time require.

(b) Notice. Grantor agrees to give Bank:

(i) not less than thirty (30) days’ prior written notice of any change in Grantor’s name or the continuing status of Bank’s security interest as the first and prior lien on the Collateral,

(ii) immediate written notice if any third party claims any Encumbrance on any of the Collateral or claims that Grantor’s use thereof infringes or unlawfully conflicts with any rights of such party, and

(iii) from time to time, upon Bank’s request, statements and schedules further identifying and describing the Collateral, in form and substance satisfactory to Bank.

(c) Further Assurances. Grantor agrees to execute and deliver from time to time upon request of Bank such other instruments of assignment, conveyance and transfer and take such other action as Bank may reasonably request for the purpose of perfecting, continuing, amending, protecting or further evidencing the arrangements contemplated hereby or to enable Bank to exercise and enforce its rights and remedies hereunder. Grantor will, at Grantor’s expense, upon each request of Bank (i) cooperate with Bank in obtaining Control of all Deposit Accounts, and (ii) comply with every other requirement deemed necessary by Bank for the perfection of its security interest in the Collateral.

4. Remedies. If any Event of Default occurs or after demand is made by Bank, Bank has the right, at its option at any time and from time to time, without notice to Grantor to exercise the following rights and remedies which may be exercised simultaneously:

(a) Bank shall have the right, at any time and from time to time, to give any necessary notice and to surrender the Deposit to the issuer thereof and obtain payment thereunder, subject to any early withdrawal penalty or other fees imposed by the issuer, when applicable, and to take control of all or any Collateral.

(b) Bank shall have the right, at any time and from time to time, to sell, transfer or otherwise dispose of, or to attach, execute or levy on, any of the Collateral and to effect transfer of title upon sale or other disposition of all or a part of the Collateral. For this purpose, Grantor irrevocably appoints Bank as Grantor’s attorney-in-fact to execute endorsements, assignments and instruments in the name of Grantor and each of them (if more than one) as shall be necessary or reasonable.

(c) Bank shall have full power and right to exercise any and all rights and remedies available at law (including, without limitation, those afforded by the UCC) or in equity to collect, enforce or satisfy any of the

Subject Debt and exercise any or all of the rights and remedies in respect of the Collateral, including, without limitation, those provided herein or in any Related Writing.

After deducting all expenses incurred in enforcing its rights in the Collateral, Bank shall have the right to apply the net proceeds of the Collateral to the Subject Debt without notice and with such allocation as to item and maturity as Bank in its sole discretion deems advisable, and shall refund the surplus, if any, to Grantor.

5. Indemnity; Fees and Expenses. Grantor agrees to indemnify Bank from and against any and all claims, losses, and liabilities arising from or with respect to the Collateral and this Agreement, except claims, losses, or liabilities resulting from Bank’s gross negligence or willful misconduct. Grantor will reimburse Bank, on demand, for any and all fees, costs, and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Bank in (a) custody, preservation, use, collection or realization of the Collateral, (b) protection or enforcement of its rights in the Collateral or under this Agreement or (c) failure of Grantor to perform or observe any provisions hereof.

6. Bank May Perform. If Grantor fails to perform any agreement contained herein, Bank may itself perform (but is not required to perform) or cause performance of, such agreement, and the expenses of Bank incurred in connection therewith shall be payable by Grantor upon Bank’s demand. If Grantor does not reimburse Bank, such amounts paid will become part of the Subject Debt and will be secured hereunder. The powers conferred on Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.

7. Notices. Each notice to Grantor shall be in writing and shall be deemed to have been given or made when sent to Grantor, by certified mail, return receipt requested, or nationally recognized overnight courier service to the address of Grantor set forth herein or at such other address as Grantor may furnish to Bank from time to time. Every notice to Bank shall be in writing and shall be effective when delivered to Bank at its banking office or at such other address as Bank may furnish to Grantor. Grantor assumes all risks arising out of or in connection with each notice given hereunder.

8. Power of Attorney. Grantor hereby irrevocably appoints Bank as its attorney-in-fact, with full power of substitution, to do the following: (a) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (b) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and in the place and stead of Grantor, to execute and deliver its release and settlement for the claim; and (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Grantor, or otherwise, which in the discretion of Bank may seem to be necessary or advisable. This power is given as security for the Subject Debt, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until terminated by Bank.

9. Definitions. As used in this Agreement, the following terms shall have the following meanings: “Deposit Account” means a demand, time, savings, passbook or similar account maintained with a bank and does not include Investment Property or accounts evidenced by an Instrument; “Event of Default” means any event of default as defined and occurring under any Related Writing; “Person” means an individual or entity of any kind, including, without limitation, any association, company, cooperative, corporation, partnership, trust, governmental body, or any other form or kind of entity; “Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form; “Related Writing” means a Record of any kind that (i) evidences the Subject Debt or pursuant to which any Subject Debt is issued, (ii) evidences any Collateral or any interest therein or Proceeds or Products thereof or which otherwise relates thereto in any manner, or (iii) is a financial statement, audit report, opinion, notice, certificate or other Record any kind that is furnished to Bank by Grantor or by any officer, partner, employee, agent, auditor or counsel of Grantor; and “UCC” means the Uniform Commercial Code as currently in effect in the jurisdiction where the chief executive office of the Bank is located and as the Uniform Commercial Code may hereafter be amended, adopted and effective in such jurisdiction. All terms used in this Agreement which are defined under the UCC and not otherwise defined herein, including, without limitation, all terms relating to the Collateral, shall have the meaning as set forth in the UCC.

10. General Provisions. The provisions of this Agreement shall be binding upon the successors, assigns, heirs and personal representatives of the parties hereto. If Grantor is more than one Person, those Persons shall be jointly and severally liable for the payment and performance of Grantor’s obligations under this Agreement. No single or partial exercise of any right, power or privilege shall preclude any further or other exercise thereof or of any other right, power or privilege, as each such right, power or privilege may be exercised either independently or concurrently with others and as often and in such order as Bank may deem expedient. This Agreement contains the entire security agreement between Grantor and Bank and may be in addition to other security agreements executed by Grantor in favor of Bank. If any one or more of the provisions hereof should be invalid, illegal or unenforceable in any respect, the finding shall only affect the provisions found to be void and the remaining provisions shall not be impaired. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by Bank under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other right, power or privilege, as each such right, power or privilege may be exercised either independently or concurrently with others and in such order as Bank may deem expedient. The provisions of this Agreement may be modified, altered or amended only by written agreement signed by Bank and Grantor. Each right, power or privilege is in addition to and not in limitation of any other rights, powers and privileges that Bank may otherwise have or acquire by operation of law (including, without limitation, the right of offset), by other contract or otherwise. This Agreement shall be governed by the law (excluding conflict of laws rules) of the jurisdiction in which Bank’s banking office is located.

11. Defeasance. Bank’s security interest in the Collateral shall remain in effect in accordance with this Agreement until the Subject Debt has been fully satisfied and shall not be affected by the lapse of time or by the fact that there may be a time or times when no Subject Debt is outstanding. If and when Bank’s security interest shall have terminated in accordance with the provisions of this Agreement, Grantor agrees to pay to Bank, on demand, an amount equal to all reasonable costs and expenses incurred by Bank in terminating its security interests.

12. Jurisdiction and Venue; Waiver of Jury Trial. Any action, claim, counterclaim, crossclaim, proceeding, or suit arising under or in connection with this Agreement (each an “Action”) may be brought in any federal or state court located in the city in which Bank’s banking office is located. Grantor hereby unconditionally submits to the jurisdiction of any such court with respect to each such Action and hereby waives any objection Grantor may now or hereafter have to the venue of any such Action brought in any such court. GRANTOR HEREBY, AND EACH HOLDER OF THE SUBJECT DEBT OR ANY PART THEREOF, KNOWINGLY AND VOLUNTARILY WAIVES JURY TRIAL IN RESPECT OF ANY ACTION, CLAIM, COUNTERCLAIM, CROSSCLAIM, PROCEEDING OR SUIT, WHETHER AT LAW OR IN EQUITY, WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE AT ANY TIME ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED WRITING, THE ADMINISTRATION, ENFORCEMENT, OR NEGOTIATION OF THIS AGREEMENT OR ANY OTHER RELATED WRITING, OR THE PERFORMANCE OF ANY OBLIGATION IN RESPECT OF THIS AGREEMENT OR ANY OTHER RELATED WRITING.

This Agreement is executed as of the date first written above, with the intent to be legally bound hereby.

Grantor:

PECO II, Inc.

By:	/s/ Sandra A. Frankhouse	(SEAL)
Name:	Sandra A. Frankhouse
Title:	Chief Financial Officer

LOAN SETTLEMENT STATEMENT

AND BORROWER’S AUTHORIZATION

Borrower: PECO II, Inc.

Principal Amount of Note: $3,500,000.00

Note dated: October 15, 2004

In connection with the above referenced loan transaction, NATIONAL CITY BANK has incurred or will incur the following expenses:

Origination Fee	$5,000.00
TOTAL:	$5,000.00

Please pay the above charges in the following manner (Check One):

☒	Check in the above amount attached hereto.

☐	Please debit my Account Number 982338667 and send copy of Debit Advice to above Borrower.

☐	Please deduct the above charges from the proceeds of the loan.

In addition, NATIONAL CITY BANK is authorized to deduct from the proceeds of the above referenced note the following amounts to be paid to the following:

Undisbursed	$3,500,000.00
TOTAL	$3,500,000.00

Borrower: PECO II, Inc.

By:	/s/ Sandra A. Frankhouse	Its: Chief Financial Officer	Date: October 15, 2004
Sandra A. Frankhouse

Acknowledgement

Bank: NATIONAL CITY BANK

By:	/s/ Tom D. Peoples	Its: VP	Date: October 15, 2004
Tom D. Peoples

FORM OF CONFIRMATION FOR DEMAND LINE OF CREDIT

Borrower:	PECO II, Inc. 1376 State Route 598 Galion, OH 44833-9355	Lender:	National City Bank Columbus - Corporate Banking LOC 0018 155 East Broad Street Columbus, OH 43251

Borrower has executed and delivered to National City Bank (“Lender”) a Promissory Note (“Note”) in the amount of $ Three Million Five Hundred Thousand and 00/100 dollars ($3,500,000.00) (“Demand Line”)

This form will confirm that the Lender has agreed, subject to the statutory and other requirements by which it is governed and the terms and conditions which are set forth in this form as well as those set forth in the Note, to provide to the Borrower the Demand Line in the amount set forth above. The terms and provisions of the Demand Line including, without limitation, the interest rate and the minimum advance amounts, are set forth in the Note. The Note, together with this form, must be executed by the Borrower prior to the Lender considering making any advances to the Borrower. This Demand Line will be reviewed from time to time by the Lender to allow the Lender to determine whether or not it should be continued.

Advances made under the Demand Line, if any, shall be made at the sole discretion of the Lender and shall be due and payable on demand.

The Lender shall have the right to demand repayment of the entire amount outstanding under the Demand Line at any time and for any reason without any prior notice to the Borrower.

In extending the Demand Line to Borrower, Lender expects that Borrower will provide the information described in this form.

UBorrower’s Financial Statements. Borrower shall furnish to the Lender within Forty Five (45) days after the end of each fiscal Quarter of Borrower, the balance sheet of the Borrower as of the end of such fiscal Quarter [commencing with the fiscal Quarter ending Sept 30, 04 together with statements of cash flow, income and surplus reconciliation prepared for the Borrower and on a comparative basis with the prior year, in accordance with generally accepted accounting principles consistently applied, in form and detail satisfactory to the Lender, and certified as having been Audited by an independent certified public accountant selected by the Borrower and satisfactory to the Lender.

Lender’s granting of any advance under the Demand Line or making any other accommodation to Borrower in the absence of the financial information to be provided pursuant to this form shall not constitute a waiver of Lender’s rights to require delivery of such information, and shall not preclude the exercise of any right, power or remedy granted to Lender under the Note and any related writings or provided by law.

THE BORROWER ACKNOWLEDGES THAT THIS FORM AND THE NOTE DO NOT CONSTITUTE A COMMITMENT BY THE LENDER TO MAKE ANY ADVANCES TO THE BORROWER OR HONOR THE BORROWER’S REQUEST FOR AN ADVANCE.

If you agree that the above accurately reflects the understanding of the Borrower and the Lender, please so indicate by signing below.

BORROWER PECO II, Inc.

By:	/s/ Sandra A. Frankhouse
Printed Name: Sandra A. Frankhouse
Its: Chief Financial Officer.